EXHIBIT 99.1



                             Ableauctions.com, Inc.
                             7303 - East Earll Drive
                              Scottsdale, AZ 85251

                               Tel: (866) 434-3624



              ABLEAUCTIONS.COM ANNOUNCES FIRST QUARTER 2001 RESULTS

SCOTTSDALE, ARIZONA - May 15th, 2001- Ableauctions.comTM, Inc. (AMEX:AAC) (the "Company") announces its results of operations for the Company for the quarter ended March 31, 2001.

The Company reported net auction revenue of $2,316,278 during the three-month period ended March 31, 2001, compared to $1,100,127 for the same period in 2000, an increase of 111%. The Company's net earnings from continued operations were $13,580 for the three-month period ended March 31, 2001, compared to a net loss from continued operations of $1,219,978 for the same period in 2000. The Company's net earnings from continued operations before interest, taxes, depreciation, and amortization, for the three-month period ended March 31, 2001, were $187,548 (EPS $.01), compared to a loss from continued operations of $1,099,678 (EPS $ -.06) for the same period in 2000.

The Company also recorded a one time charge to operations of $ 467,365 related to the sale of its discontinued operations. The resulting net loss for the quarter was $453,785 (EPS $-.02) compared to $1,219,978 (EPS $-.07) for the quarter ended March 31, 2000. The loss for the quarter was largely as a result of the loss on the sale of shares of Johnston's Surplus Office Systems Ltd. ("Surplus").

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During the quarter  ended March 31,  2001,  the  Company  merged the  profitable components of Surplus with its operations in Surrey, British Columbia, Seattle, Washington, and San Mateo, California. The business remaining in Surplus, which comprised mainly of the manufacturing division, was considered redundant to the operations of the Company and was sold to the management of Surplus on March 29, 2001.

During fiscal 2000, the Company implemented its Internet development, acquisition, integration and infrastructure restructuring strategy, which the management anticipates will result in operating efficiencies and profitability during 2001. Management believes that the benefits of past expenditures in developing internal controls, inventory procurement systems, Internet software, accounting systems and management teams will result in further profitability in subsequent quarters of 2001. The Company believes that profits and cash flow from operations will be sufficient to fund its working capital requirements and its ongoing software and Internet development efforts without the need for additional financing. The Company will continue to pursue additional financing on acceptable terms to finance future acquisition and expansion opportunities.

Abdul Ladha, President and CEO stated that, "I am very pleased with the operating results. The numbers are consistent with our expectations and we will continue to take measures to ensure long-term profitability of the Company. I am also pleased with the performance and acceptance of our technology in the marketplace. We believe that we will continue to increase revenues and to generate profits through 2001 as we concentrate our efforts on conducting more auctions of inventory buyouts, which typically result in higher gross profit margins. We believe that losses may result only to the extent we develop new markets or incur acquisition-related costs and costs related to the deployment of our technology into other auction houses."


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ABOUT ABLEAUCTIONS.COM

Ableauctions.com is a high-tech business-to-business and consumer auctioneer that conducts auctions live and simultaneously broadcasts them over the Internet. The Company liquidates a broad range of products including computers, electronics, office equipment, furniture and industrial equipment that are acquired through bankruptcies, insolvencies and defaults. This release and prior releases are available on the Company's Internet Auction web site located at www.ableauctions.com.

# # #
CONTACT: Randy White
         1-866-434-3624
         invest@ableauctions.com
         (Visit www.Ableauctions.com)

This press release contains forward-looking statements, particularly as related to the business plans of the Company, within the meaning of Section 27A of the Securities Act of 1933 and Sections 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our auction houses, our ability to implement our inventory procurement strategy, general economic conditions, our ability to license our software to other auction houses, and other factors that are detailed in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ materially from the Company's expectations and estimates.